Exhibit 99.1

William E. Sylvester

P.O. Box 260

Queen Anne, MD 21657

November 6, 2012

Board of Directors of Shore Bancshares, Inc.

18 East Dover Street

Easton, MD 21601

Dear Fellow Board Members:

Over the past several months it has become apparent that my firmly held beliefs about the direction and management of Shore Bancshares, Inc. (SHBI) differ from those held by a majority of you.

As you know, my concerns generally fall into four broad categories: (a) management appointments that I believe were not based on objective criteria; (b) acquisitions which in my view were not well executed at the planning or implementation stage; (c) credit decisions which I feel resulted in high loan losses at the Talbot Bank; and (d) funding decisions with which I disagree and believe could lead to future liquidity issues.

Given our differences of opinion on these matters, I have concluded that I can no longer be an effective voice on the Board. Accordingly, I hereby resign from the SHBI and CNB Board of Directors effective November 6, 2012.

While our views may differ, I appreciate the sincerity and integrity of the Boards of SHBI and CNB.

Very truly yours,

/s/ William E. Sylvester, Jr.

William E. Sylvester, Jr.